UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2022 (March 6, 2022)

PINE TECHNOLOGY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40179	86-1328728
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Lena Drive Aurora, Ohio	44202
(Address of principal executive offices)	(Zip Code)

(212) 402-8216

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one warrant	PTOCU	The Nasdaq Stock Market LLC
Shares of Class A common stock	PTOC	The Nasdaq Stock Market LLC
Warrants included as part of the units	PTOCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on December 7, 2021, Pine Technology Acquisition Corp., a Delaware corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, Pine Technology Merger Corp., a Delaware corporation (“Merger Sub”), and The Tomorrow Companies Inc., a Delaware corporation (“Tomorrow.io” and together with the Company and Merger Sub, the “Parties”).

Item 1.02. Termination of a Material Definitive Agreement.

On March 6, 2022, the Parties entered into a Termination of Agreement and Plan of Merger (the “Termination Agreement”) pursuant to which, due to market conditions, the parties agreed to terminate the Merger Agreement effective as of such date, after taking several factors into consideration. Pursuant to the Termination Agreement, Tomorrow.io will pay the Company $1,500,000 upon the earliest to occur of (a) 120 days from the date of the Termination Agreement, (b) two business days after the initial closing of Tomorrow.io’s Next Financing (as defined in the Termination Agreement) and (c) immediately prior to the consummation of a Change of Control (as defined in the Termination Agreement).

As a result of the Termination Agreement, the Merger Agreement is of no further force and effect, and certain agreements entered into in connection with the Merger Agreement, including, but not limited to, the Parent Support Agreement, dated as of December 7, 2021, by and among the Company, Tomorrow.io and Pine Technology Sponsor LLC, the Voting and Support Agreements, dated as of December 7, 2021, by and among the Company, Merger Sub, Tomorrow.io and certain Tomorrow.io stockholders, and the Subscription Agreements, dated December 7, 2021, by and among the Company and certain investors, will either be terminated or no longer be effective, as applicable, in accordance with their respective terms.

The Company intends to continue to pursue the consummation of a business combination with an appropriate target.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission by the Company on December 7, 2021, and the Termination Agreement, which is filed herewith as Exhibit 10.1, each of which is incorporated by reference herein.

Item 8.01 Other Events

On March 7, 2022, the Company and Tomorrow.io issued a press release announcing the Termination Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Termination of Agreement and Plan of Merger, dated as of March 6, 2022, by and among The Tomorrow Companies Inc., Pine Technology Acquisition Corp. and Pine Technology Merger Corp.
99.1	Press Release, dated as of March 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pine Technology Acquisition Corp.

Date: March 7, 2022	By:	/s/ Ciro M. DeFalco
		Name:	Ciro M. DeFalco
		Title:	Chief Financial Officer

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